                                 EXHIBIT (11)

                           DAYTON HUDSON CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                     (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                                          Year Ended
                                                             --------------------------------------------------------------------
                                                             January 28, 1995          January 29, 1994          January 30, 1993
                                                             ----------------          ----------------          ----------------
Primary Computation                                          Earnings  Shares          Earnings  Shares          Earnings  Shares
- -------------------                                          --------  ------          --------  -------         --------  ------

Net Earnings                                                  $ 434                     $ 375                     $ 383
Less: Dividend requirements on ESOP preferred shares a/         (19)                      (17)                      (24)
                                                              -----                     -----                     -----
Adjusted net earnings                                         $ 415                     $ 358                     $ 359
                                                              =====                     =====                     =====

Average common shares outstanding                                        71.6                      71.5                      71.3

Average number of common share equivalents:
  Stock options                                                           0.2                       0.1                       0.2
  Performance shares                                                      0.2                       0.2                       0.1
                                                                        -----                     -----                     -----
Adjusted common equivalent shares outstanding--primary                   72.0                      71.8                      71.6
                                                                        =====                     =====                     =====

PRIMARY EARNINGS PER SHARE                                    $5.77                     $4.99                     $5.02
                                                              =====                     =====                     =====

Fully Diluted Computation
- -------------------------

Net Earnings                                                  $ 434                     $ 375                     $ 383
Less: Earnings impact of ESOP preferred share conversion a/     (13)                      (12)                      (17)
                                                              -----                     -----                     -----
Adjusted net earnings                                         $ 421                     $ 363                     $ 366
                                                              =====                     =====                     =====

Average common and common equivalent shares--primary                     72.0                      71.8                      71.6
Additional shares attributable to the application of the
  treasury stock method                                                   0.1                        --                        --
Assumed conversion of ESOP preferred shares                               4.2                       4.3                       4.3
                                                                        -----                     -----                     -----
Adjusted common equivalent shares outstanding--fully diluted             76.3                      76.1                      75.9
                                                                        =====                     =====                     =====


FULLY DILUTED EARNINGS PER SHARE                              $5.52                     $4.77                     $4.82
                                                              =====                     =====                     =====



a/ With the adoption of Statement of Financial Accounting Standard No.109, "Accounting for Income Taxes" at the beginning of 1993, the tax benefit to the Corporation for dividends paid on ESOP preferred stock was limited to allocated shares of ESOP preferred stock. Average allocated ESOP preferred shares outstanding were 2.0 million and 1.6 million for the years ended January 28, 1995 and January 29, 1994, respectively.